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                                                                    EXHIBIT 3.1

FORM NO. 2



                                    [LOGO]



                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))
                           MEMORANDUM OF ASSOCIATION
                                       OF
                          Intelligent Polymers Limited
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

                                                          BERMUDIAN NATIONALITY             NUMBER OF
                                                                 STATUS                       SHARES
NAME                            ADDRESS                          (Yes/No)                   SUBSCRIBED
Graham B.R. Collis              Clarendon House          Yes                British            One
                                2 Church Street
                                Hamilton HM 11
                                Bermuda

Nicolas G. Trollope             "                        Yes                British            One

Anthony D. Whaley               "                        Yes                British            One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.




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4.   The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

     N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.   The objects for which the Company is formed and incorporated are -

     1. To develop pharmaceutical products that apply advanced proprietary controlled release delivery technologies for controlled release drugs for the generic and branded markets and to commercialise such products, through manufacturing, direct sales, licencing or other means;

     2. To apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose or patents, patent rights, copyrights, trademarks formulae, licences, inventions, processes, distinctive marks and similar rights relative to the Company's products as set out in paragraph 1 hereof; and

     3. As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.

7.   Powers of the Company

     1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.




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Signed by each subscriber in the presence of at least one witness attesting the signature thereof -




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          (Subscribers)                                  (Witnesses)

SUBSCRIBED this 23rd day of July, 1997.